                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
        (INCLUDING THE ASSOCIATED CLASS A COMMON STOCK PURCHASE RIGHTS)
                                      AND
                 ALL OUTSTANDING SHARES OF CLASS B COMMON STOCK
        (INCLUDING THE ASSOCIATED CLASS B COMMON STOCK PURCHASE RIGHTS)
                                       OF
                          BEN & JERRY'S HOMEMADE, INC.
                                       AT
                              $43.60 NET PER SHARE
                                       BY
                     VERMONT ALL NATURAL EXPANSION COMPANY,
                          A WHOLLY OWNED SUBSIDIARY OF
                                 CONOPCO, INC.,
                                A SUBSIDIARY OF
                                 UNILEVER N.V.
---------------------------------------------------------

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON MONDAY, MAY 15, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                  April 18, 2000

To Brokers, Dealers, Banks,
  Trust Companies and Other Nominees:

    We have been engaged by Vermont All Natural Expansion Company, a Vermont corporation (the "Purchaser") and a wholly owned subsidiary of Conopco, Inc., a New York corporation ("Conopco"), which is indirectly owned 75% by Unilever N.V., a company organized under the laws of The Netherlands, and 25% by Unilever PLC, an English public limited company, to act as Dealer Manager in connection with the Purchaser's offer to purchase all the outstanding (i) shares of Class A Common Stock (the "Class A Shares"), par value $.033 per share (the "Class A Common Stock"), of Ben & Jerry's Homemade, Inc., a Vermont corporation (the "Company"), together with the associated rights (the "Class A Rights") to purchase shares of Class A Common Stock issued pursuant to the Class A Rights Agreement dated as of July 30, 1998, between the Company and American Stock Transfer & Trust Company, as amended from time to time (the "Class A Rights Agreement"), and (ii) shares of Class B Common Stock (the "Class B Shares" and, together with the Class A Shares, the "Shares"), par value $.033 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Company Common Stock"), of the Company, together with the associated rights (together with the Class A Rights, the "Rights") to purchase shares of Class B Common Stock issued pursuant to the Class B Rights Agreement dated as of July 30, 1998, between the Company and American Stock Transfer & Trust Company, as amended from time to time (together with the Class A Rights Agreement, the "Rights Agreements"), at a price of $43.60 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Unless the context otherwise requires, all references to Shares shall be deemed to include the associated Rights, and all references to the Rights include the benefits that may inure to holders of the Rights pursuant to the Rights Agreements.

    Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee.

    Enclosed herewith are copies of the following documents:

        1. Offer to Purchase dated April 18, 2000;

        2. Letter of Transmittal to be used by shareholders of the Company accepting the Offer;

        3. Letter to Shareholders of the Company from the President and Chief Executive Officer of the Company accompanied by the Company's
    Solicitation/Recommendation Statement on Schedule 14D-9 (the
    "Schedule 14D-9");

        4. A printed form of letter that may be sent to your clients for whose account you hold Shares in your name or in the name of a nominee, with space provided for obtaining such client's instructions with regard to the Offer;

        5. Notice of Guaranteed Delivery;

        6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

        7. Return envelope addressed to Morgan Guaranty Trust Company of New York, the Depositary.

THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (A) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES THAT, TAKING INTO ACCOUNT THE CONVERSION OF THE CLASS B SHARES INTO CLASS A SHARES, WOULD CONSTITUTE AT LEAST A MAJORITY OF THE VOTING POWER OF THE COMPANY COMMON STOCK (DETERMINED ON A FULLY DILUTED BASIS, AFTER GIVING EFFECT TO THE EXERCISE OR CONVERSION OF ALL OPTIONS, RIGHTS AND SECURITIES EXERCISABLE OR CONVERTIBLE INTO VOTING SECURITIES) AND (B) THE WAITING PERIOD (AND ANY EXTENSION THEREOF) UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, APPLICABLE TO THE PURCHASE OF SHARES PURSUANT TO THE OFFER HAVING EXPIRED OR BEEN TERMINATED.

    WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MAY 15, 2000, UNLESS THE OFFER IS EXTENDED.

    The Offer is being made pursuant to the Agreement and Plan of Merger dated as of April 11, 2000 (the "Merger Agreement"), among Conopco, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Conopco (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by the Company or any subsidiary of the Company or by Conopco, the Purchaser or by shareholders, if any, who are entitled to and who properly exercise dissenters' rights under Vermont law) will be converted into the right to receive $43.60 per Share in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

    The Board of Directors of the Company has adopted the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, has determined that the terms of the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its shareholders and unanimously recommends that shareholders of the Company accept the Offer and tender their Shares pursuant to the Offer. The factors considered by the Board of Directors of the Company in arriving at its decision to approve the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement and to unanimously recommend that shareholders of the Company accept the offer and tender their Shares pursuant to the Offer are described in the Schedule 14D-9.

    In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) the certificates for such Shares, together with a Letter of

Transmittal (or facsimile thereof), properly completed and duly executed, and any required signature guarantees or (b) in the case of a transfer effected pursuant to the book-entry transfer procedures described in Section 2 of the Offer to Purchase, a Book-Entry Confirmation, as defined therein, and either a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, and any required signature guarantees, or an Agent's Message, and any other required documents. The per Share consideration paid to any shareholder pursuant to the Offer will be the highest per Share consideration paid to any other shareholder pursuant to the Offer. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    Neither the Purchaser nor Conopco will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. You will be reimbursed upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed offering materials to your customers.

    Questions and requests for additional copies of the enclosed material may be directed to the Information Agent or to the Dealer Manager at the respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                          Very truly yours,

                                           MORGAN STANLEY & CO. INCORPORATED

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, CONOPCO, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR LETTER OF TRANSMITTAL.

                                       3